Exhibit 99.1
Twilio Announces First Quarter 2020 Results

•First Quarter Total Revenue of $364.9 million, up 57% Year-Over-Year
•First Quarter Total Revenue Dollar-Based Net Expansion Rate of 143%

SAN FRANCISCO--(BUSINESS WIRE)--May 6, 2020--Twilio (NYSE: TWLO), the leading cloud communications platform, today reported financial results for its first quarter ended March 31, 2020.
“We delivered strong first quarter revenue growth of 57% year-over-year, as customers across industries turned to Twilio’s customer engagement platform to accelerate their digital transformation efforts,” said Jeff Lawson, Twilio’s co-founder and CEO. “Our platform provides three things the world needs right now: digital engagement, software agility and cloud scale.”
First Quarter 2020 Financial Highlights
•Total revenue of $364.9 million for the first quarter of 2020, up 57% year-over-year.

•GAAP loss from operations of $92.7 million for the first quarter of 2020, compared to $87.6 million for the first quarter of 2019.

•Non-GAAP income from operations of $6.1 million for the first quarter of 2020, compared to $3.4 million for the first quarter of 2019.

•GAAP net loss per share attributable to common stockholders of $0.68 for the first quarter of 2020, based on 139.2 million weighted average shares outstanding, compared to $0.31 for the first quarter of 2019.

•Non-GAAP diluted net income per share attributable to common stockholders of $0.06 based on 148.4 million non-GAAP weighted average shares outstanding, compared to $0.05 for the first quarter of 2019.
Key Metrics and Recent Business Highlights
•More than 190,000 Active Customer Accounts as of March 31, 2020, up 23% year-over-year.

•Dollar-Based Net Expansion Rate, calculated using total revenue, was 143% for the first quarter of 2020, compared to 142% for the first quarter of 2019. Excluding the January 2020 contribution from Twilio SendGrid, the acquisition of which closed February 1, 2019, the dollar-based net expansion rate would have been 135% for the first quarter of 2020.

•3,060 employees as of March 31, 2020.

•Application-to-person fees benefited total revenue by approximately $4 million and negatively impacted non-GAAP gross margin by approximately 70 basis points.

•Welcomed Christy Lake as Chief People Officer and Steve Pugh as Chief Security Officer.

•Joined state attorneys' general anti-robocalling coalition and started signing enterprise calls using SHAKEN/STIR protocols to help combat illegal robocalling.

Outlook
Twilio is initiating guidance for the second quarter ending June 30, 2020. With the uncertainty surrounding the ongoing impact of COVID-19, Twilio is withdrawing its full year 2020 guidance.

Q2 FY20 Guidance
Revenue (millions)	$365 - $370
Y/Y Growth	33% - 35%
Non-GAAP loss from operations (millions)	($20) - ($15)
Non-GAAP loss per share	($0.11) - ($0.08)
Non-GAAP basic shares outstanding (millions)	141

Conference Call Information
Twilio will host a conference call today, May 6, 2020, to discuss its first quarter 2020 financial results at 2:00 p.m. (PT) / 5:00 p.m. (ET). The conference call can be accessed at (844) 453-4207 (United States) and at +1 (647) 253-8638 (non-U.S.), entering passcode 5871368. A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.twilio.com. Following the completion of the call through 11:59 p.m. (ET) on May 13, 2020, a replay will be available by dialing (800) 585-8367 (United States) or +1 (416) 621-4642 (non-U.S.) and entering passcode 5871368.
Twilio intends to use its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer's toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending June 30, 2020, the impact on Twilio and its customers and partners related to COVID-19 and Twilio’s expectations regarding its products and solutions. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; the impact of COVID-19 on Twilio and its customers and partners; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s ability to effectively manage its growth; and Twilio’s ability to compete effectively in an intensely competitive market.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2019 filed on March 2, 2020. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed:
Non-GAAP Gross Profit and Non-GAAP Gross Margin. For the periods presented, Twilio defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Operating Expenses. For the periods presented, Twilio defines non-GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. For the periods presented, Twilio defines non-GAAP income from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Net Income Attributable to Common Stockholders and Non-GAAP Net Income Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Effective December 31, 2019, we round down the number of Active Customer Accounts to the nearest thousand.

Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, for reporting periods starting with the three months ended December 31, 2016, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
For historical periods through December 31, 2019, Twilio’s Dollar-Based Net Expansion Rate compared the revenue from Active Customer Accounts, other than large Active Customer Accounts that have never entered into 12 month minimum revenue commitment contracts with the Company, in a quarter to the same quarter in the prior year. For reporting periods starting with the three months ended March 31, 2020, Twilio's Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. As a result of the change in calculation of Dollar-Based Net Expansion Rate, unless specifically identified as being calculated based on total revenue, any Dollar-Based Net Expansion Rates disclosed by our Company in SEC filings, press releases and presentations prior to the date of this press release will not be directly comparable to our Dollar-Based Net Expansion Rates going forward.

Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$364,868	$233,139
Cost of revenue	171,333	107,089
Gross profit	193,535	126,050
Operating expenses:
Research and development	114,339	77,855
Sales and marketing	116,722	71,607
General and administrative	55,170	64,176
Total operating expenses	286,231	213,638
Loss from operations	(92,696)	(87,588)
Other expenses, net	(1,118)	(636)
Loss before (provision) benefit for income taxes	(93,814)	(88,224)
(Provision) benefit for income taxes	(977)	51,721
Net loss attributable to common stockholders	$(94,791)	$(36,503)

Net loss per share attributable to common stockholders, basic and diluted	$(0.68)	$(0.31)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	139,231,594	116,590,513

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$345,518	$253,660
Short-term marketable securities	1,497,869	1,599,033
Accounts receivable, net	172,865	154,067
Prepaid expenses and other current assets	61,405	54,571
Total current assets	2,077,657	2,061,331
Restricted cash	—	75
Property and equipment, net	150,944	141,256
Operating right-of-use asset	159,439	156,741
Intangible assets, net	445,153	460,849
Goodwill	2,291,637	2,296,784
Other long-term assets	41,435	33,480
Total assets	$5,166,265	$5,150,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,450	$39,099
Accrued expenses and other current liabilities	195,393	147,681
Deferred revenue and customer deposits	26,706	26,362
Operating lease liability, current	29,949	27,156
Finance lease liability, current	6,539	6,924
Total current liabilities	277,037	247,222
Operating lease liability, noncurrent	140,120	139,200
Finance lease liability, noncurrent	7,250	8,746
Convertible senior notes, net	464,367	458,190
Other long-term liabilities	20,966	17,747
Total liabilities	909,740	871,105
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	139	138
Additional paid-in capital	5,034,278	4,952,999
Accumulated other comprehensive (loss) income	(4,289)	5,086
Accumulated deficit	(773,603)	(678,812)
Total stockholders’ equity	4,256,525	4,279,411
Total liabilities and stockholders’ equity	$5,166,265	$5,150,516

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(94,791)	$(36,503)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	32,239	21,248
Non-cash reduction to the right-of-use asset	8,023	4,854
Amortization of debt discount and issuance costs	6,178	5,841
Stock-based compensation	69,025	58,324
Tax benefit related to release of valuation allowance	(162)	(51,644)
Allowance for credit losses	4,170	11
Value of donated common stock	2,701	—
Other adjustments	4,352	(444)
Changes in operating assets and liabilities:
Accounts receivable	(23,123)	(206)
Prepaid expenses and other current assets	(8,130)	(9,479)
Other long-term assets	(5,759)	(2,959)
Accounts payable	(20,803)	1,161
Accrued expenses and other current liabilities	44,840	4,348
Deferred revenue and customer deposits	589	377
Operating right of use liability	(7,008)	(1,784)
Long-term liabilities	3,194	(2,258)
Net cash provided by (used in) operating activities	15,535	(9,113)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired, and other related payments	(2,377)	156,783
Purchases of marketable securities and other investments	(228,025)	(419,498)
Proceeds from sales and maturities of marketable securities	316,992	140,518
Capitalized software development costs	(8,626)	(5,351)
Purchases of long-lived assets	(6,319)	(2,653)
Net cash provided by (used in) investing activities	71,645	(130,201)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on finance leases and notes payable	(1,954)	(1,455)
Proceeds from exercises of stock options	8,231	15,328
Value of equity awards withheld for tax liabilities	(1,674)	(1,062)
Net cash provided by financing activities	4,603	12,811
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	91,783	(126,503)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	253,735	505,334
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$345,518	$378,831

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Gross profit	$193,535	$126,050
Non-GAAP adjustments:
Stock-based compensation	1,837	1,809
Amortization of acquired intangibles	12,381	8,460
Non-GAAP gross profit	$207,753	$136,319
Non-GAAP gross margin	57%	58%

Research and development	$114,339	$77,855
Non-GAAP adjustments:
Stock-based compensation	(33,209)	(25,339)
Payroll taxes related to stock-based compensation	(3,791)	(3,136)
Non-GAAP research and development	$77,339	$49,380
Non-GAAP research and development as a % of revenue	21%	21%

Sales and marketing	$116,722	$71,607
Non-GAAP adjustments:
Stock-based compensation	(19,943)	(11,749)
Amortization of acquired intangibles	(7,864)	(5,003)
Payroll taxes related to stock-based compensation	(1,844)	(1,425)
Non-GAAP sales and marketing	$87,071	$53,430
Non-GAAP sales and marketing as a % of revenue	24%	23%

General and administrative	$55,170	$64,176
Non-GAAP adjustments:
Stock-based compensation	(14,036)	(19,427)
Amortization of acquired intangibles	(47)	(153)
Acquisition-related expenses	(302)	(12,543)
Charitable contributions	(2,701)	—
Payroll taxes related to stock-based compensation	(818)	(1,907)
Non-GAAP general and administrative	$37,266	$30,146
Non-GAAP general and administrative as a % of revenue	10%	13%

Loss from operations	$(92,696)	$(87,588)
Non-GAAP adjustments:
Stock-based compensation	69,025	58,324
Amortization of acquired intangibles	20,292	13,616
Acquisition-related expenses	302	12,543
Charitable contributions	2,701	—
Payroll taxes related to stock-based compensation	6,453	6,468
Non-GAAP income from operations	$6,077	$3,363
Non-GAAP operating margin	2%	1%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss attributable to common stockholders	$(94,791)	$(36,503)
Non-GAAP adjustments:
Stock-based compensation	69,025	58,324
Amortization of acquired intangibles	20,292	13,616
Acquisition-related expenses	302	12,543
Charitable contributions	2,701	—
Payroll taxes related to stock-based compensation	6,453	6,468
Amortization of debt discount and issuance costs	6,178	5,841
Income tax benefit related to acquisition	(162)	(51,644)
Provision for income tax effects related to Non-GAAP adjustments **	(1,645)	(2,219)
Non-GAAP net income attributable to common stockholders	$8,353	$6,426
Non-GAAP net income attributable to common stockholders as a % of revenue	2%	3%

Net loss per share attributable to common shareholders, basic and diluted*	$(0.68)	$(0.31)
Non-GAAP adjustments:
Stock-based compensation	0.47	0.45
Amortization of acquired intangibles	0.14	0.10
Acquisition-related expenses	—	0.10
Charitable contributions	0.02	—
Payroll taxes related to stock-based compensation	0.04	0.05
Amortization of debt discount and issuance costs	0.04	0.04
Income tax benefit related to acquisition	—	(0.40)
Provision for income tax effects related to Non-GAAP adjustments **	(0.01)	(0.02)
Dilutive securities	0.04	0.03
Non-GAAP net income per share attributable to common shareholders, diluted	$0.06	$0.05

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	139,231,594	116,590,513

Effect of dilutive securities (stock options and restricted stock units)	9,171,167	13,492,268

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	148,402,761	130,082,781

* Some columns may not add due to rounding

** Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 25%

TWILIO INC.
Key Metrics
(Unaudited)

	Three Months Ended
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020
Number of Active Customers (1) (as of period end date)	53,985	57,350	61,153	64,286	154,797	161,869	172,092	179,000	190,000

Dollar-Based Net Expansion Rate (2)	138%	138%	147%	150%	142%	141%	132%	125%	143%	(3)

Total Revenue	$129,116	$147,754	$168,895	$204,302	$233,139	$275,039	$295,066	$331,224	$364,868

Total Revenue Growth Rate, Year over Year	48%	54%	68%	77%	81%	86%	75%	62%	57%

(1) Effective December 31, 2019, we round down the number of active customer accounts to the nearest thousand. Commencing with the three month period ended March 31, 2019, Active Customer Accounts include the contribution from Twilio SendGrid customer accounts from February 1, 2019 (the date of the acquisition).

(2) As previously announced in our Annual Report on Form 10-K filed with the SEC on March 2, 2020, commencing with the three-month period ended March 31, 2020, we calculate our Dollar-Based Net Expansion Rate by comparing total revenue from a cohort of Active Customer Accounts in a period to the same period in the prior year (the "New DBNE Definition"). To facilitate comparison between the periods presented, Dollar-Based Net Expansion Rate as presented in the table above, has been calculated as if the New DBNE Definition had been in effect during that period. As a result of the New DBNE Definition, unless specifically identified as being calculated using total revenue, any Dollar-Based Net Expansion Rates disclosed by our Company in SEC filings, press releases and presentations prior to the date of this press release will not be directly comparable to our Dollar-Based Net Expansion Rates going forward. Commencing with the three month period ended March 31, 2020, Dollar-Based Net Expansion Rate includes the contribution from Twilio SendGrid from February 1, 2019 (the date of the acquisition).

(3) After adjusting for the extra month of revenue from Twilio SendGrid in January 2020, Dollar-Based Net Expansion Rate was 135%.

CONTACT:
Investor Contact:
Andrew Zilli
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com